As filed with the Securities and Exchange Commission on March 30, 2022

Registration No. 333-254943

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 11
TO
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

601 Everest Grande, A Wing
Mahakali Caves Road
Andheri (East)
Mumbai, India 400 093
Tel: (284)494-2810

CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: +1-315-9304588

Copies to:

M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 Tel: (212) 421-4100	Darrin Ocasio, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this
Registration Statement becomes effective.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to Form F-1 (this “Amendment”) is being filed to amend the Registration Statement on Form F-1 (File No. 333-254943) originally filed by Lytus Technologies Holdings PTV. Ltd. on April 24, 2021 (as amended, the “Registration Statement”). The sole purpose of this Amendment is to include Exhibits 5.1 (Opinion of McW Todman & Co.) and 23.2 (Consent of McW Todman & Co.), on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibits 5.1 and 23.2 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit	Exhibit title
1.1	Form of Underwriting Agreement†
3.1	Memorandum and Articles of Association†
3.2	Extract of the Memorandum of Resolutions by the Directors†
4.1	Specimen Share Certificate†
4.2	Form of Warrant Agent Agreement†
4.3	Form of Warrant†
5.1	Opinion of McW Todman & Co.
5.2	Opinion of Pandya Juris LLP†
5.3	Opinion of Pryor Cashman LLP†
8.1	Tax Opinion of Pryor Cashman LLP†
10.1	Employment Agreement between the Registrant and its CEO†
10.2	Employment Agreement between the Registrant and its CFO†
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.13	Form of the underwriter’s warrant†

Exhibit	Exhibit title
10.14	Form of lockup agreement†
10.15	Form of the subscription agreement in connection with the Bridge Financing†
10.16	Form of the investor warrant in connection with the Bridge Financing†
10.17	Form of the secured promissory note in connection with the Bridge Financing†
10.18	Form of the pledge agreement in connection with the Bridge Financing†
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†
21.1	List of Subsidiaries of the Registrant†
23.1	Consent of Paris, Kreit & Chiu CPA LLP (formerly Benjamin & Ko)†
23.2	Consent of McW Todman & Co. (included in Exhibit 5.1)
23.3	Consent of Pandya Juris LLP (included in Exhibit 5.2)†
23.4	Consent of Pryor Cashman LLP (included in Exhibit 8.1)†
23.5	Consent of Kirtane & Pandit LLP†
23.6	Consent of Niranjan V. Shah & Associates†
24.1	Power of Attorney (included on signature page)†
99.1	Audited Financial Statements DDC CATV Network Private Limited†
99.2	Unaudited Pro Forma Condensed Combined Statements of Operations of Lytus Technologies Holdings Private Limited for the Year Ended March 31, 2020†
99.3	Valuation Report of Customer Acquisitions†
99.4	Unaudited Pro Forma Financial Statements of DDC CATV Networks Private Limited for the Period Ended March 15, 2020†
107	Filing Fee Table†

†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on March 30, 2022.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Dated:	March 30, 2022

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dharmesh Pandya	Director and Chief Executive Officer	March 30, 2022
Dharmesh Pandya	(Principal Executive Officer)

/s/ Shreyas Shah	Chief Financial Officer	March 30, 2022
Shreyas Shah	(Principal Accounting and Financial Officer)

*	Director	March 30, 2022
Jagjit Singh Kohli

*By:	/s/ Dharmesh Pandya
Dharmesh Pandya
Attorney-in-fact
By:	/s/ Shreyas Shah
Shreyas Shah
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on March 30, 2022.

Authorized U.S. Representative

Dharmesh Pandya

By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer

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